Exhibit 10.9
CONSULTING AGREEMENT
     THIS CONSULTING AGREEMENT is made and effective as of February 28, 2007, by and between Inner Mongolia Production Company, LLC, a New York limited liability company (the “Company”), and Christopher B. Sherwood (“Consultant”).
RECITALS
A.	The Company is a development stage company engaged in developing new energy ventures in the Far East (including East Asia, South Asia, Southeast Asia and Russia).

B.	The Company has a need for general business consulting services, including consulting services in the areas of, without limitation, (i) sourcing and developing energy ventures, (ii) conducting energy business operations in the Far East, including energy ventures and (iii) public company business operations in the United States (collectively and individually, the “Specialty Areas”).

C.	Consultant has expertise and knowledge in one or more of the Specialty Areas and provides consulting in one or more of the Specialty Areas.

D.	Consultant desires to provide consulting services to the Company in one or more of the Specialty Areas on the terms and conditions contained herein.
     NOW, THEREFORE, in consideration of the foregoing and the terms and conditions hereinafter set forth, the parties mutually agree as follows.
     1. Engagement as Consultant; Services.
          1.1 The Company agrees to engage Consultant to provide, and Consultant agrees to provide, consulting services in one or more of the Specialty Areas (the “Services”) on the terms and conditions set forth herein. Consultant’s primary contact at the Company will be Frank Ingriselli, or such other person the Manager of the Company may designate in writing.
          1.2 In agreeing to perform work hereunder, Consultant represents, warrants and covenants that (a) Consultant has the capability, experience, and means necessary to perform the Services; (b) Consultant will perform the Services at such times and in accordance with the priorities and instructions mutually agreed by the Company and Consultant; (c) Consultant will perform the Services in a workmanlike manner with reasonable skill and care ordinarily exercised by members of the profession practicing under similar conditions and in accordance with accepted industry practices and professional guidelines; (d) Consultant will perform the Services in accordance with all applicable U.S. federal, state and local laws, rules, regulations, code, ordinances, and orders and all relevant and applicable foreign legislation (including but not limited to directives, statutes, laws, regulations and codes of practice); (e) Consultant will not, in performing the Services, disclose, violate, infringe or misappropriate any trade secrets, proprietary information, trademark, copyright, or patent rights of third-parties; (f) while on the Company’s premises, Consultant will abide by all safety and other instructions generally applicable to the Company employees and representatives; and (g) neither this Agreement nor Consultant’s Services hereunder will violate any policy, rule or regulation of, or any written agreement, Consultant or any employee of Consultant has with any other employer, former employer or any other third party.
          1.3 Consultant recognizes that the Company may utilize the consulting services of third parties. Nothing contained in this Agreement requires the Company to solely utilize Consultant to provide consulting services in any of the Specialty Areas.
          1.4 Neither Consultant, nor any of its directors, managers, officers, agents or employees, or any Affiliate of any of the foregoing, has or will during the course of or in connection with the provision of Services to the Company under this Agreement: (a) made any unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity for or on behalf of the Company; (b) made any payment in violation of applicable Law to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, for or on behalf of the Company; or (c) made any other payment in violation of applicable law for or on behalf of the Company.
     2. Term; Termination
          2.1 The term of this Agreement will commence as of the date set forth on page 1 and terminate, subject to earlier termination in accordance with this Agreement, on the first anniversary of the date hereof (the “Initial Term”). This Agreement will automatically renew after the Initial Term for consecutive twelve (12) month periods (the “Renewal Period”) unless terminated in writing by either party within 60 days of expiration of either the Initial Term or any Renewal Period.
          2.2 This Agreement is subject to the following rights of early termination:
               a. Either party may immediately terminate this Agreement by giving written notice to the other party, in the event of (i) the other party’s bankruptcy, insolvency, or the filing of a petition therefore or (ii) the other party materially defaults in the performance of its obligations hereunder.
               b. Either party may terminate this Agreement by giving the other party thirty (30) days prior written notice of its intent to terminate this Agreement, except that each party will be obligated to perform its outstanding obligations hereunder.
     3. Compensation
          3.1 In consideration for the Services, the Company agrees to compensate Consultant at the rate of $1,200 a day for work done on behalf of and as requested by the Company. All international airline travel shall be in business class.
          3.2 In addition to the foregoing, the Company agrees to reimburse Consultant for reasonable travel expenses incurred at the Company’s request in connection with the Services and in accordance with the Company’s travel and reimbursement policy.

          3.3 Consultant will submit to the Company an invoice for reimbursable expenses owed by the Company, accompanied by original receipts supporting the request for reimbursement. The Company will pay Consultant’s reimbursable expenses within thirty (30) days of receipt of invoice and supporting documentation.
          3.4 It is understood and agreed that Consultant (and Consultant’s employees) will not be eligible for, and will not receive, on account of this Agreement, any employee benefits or special compensation under any plans promulgated by the Company.
          3.5 In consideration for the Services, the Company agrees to issue to Consultant Eight Hundred Eighty Three (883) of the Company’s Class A Membership Interests (as such term is defined in the Company’s Amended and Restated Operating Agreement (the “Operating Agreement”)) (the “Interests”). Such interests shall be fully vested as of the date hereof. In consideration of the Company’s issuance of the Interests hereby, Consultant makes the following representations and warranties to the Company and to its principals, jointly and severally:
          a. Consultant has received a copy of the Operating Agreement. Consultant has reviewed the Operating Agreement. Consultant agrees to the terms and conditions of the Operating Agreement to the same extent as though it were a signatory thereof. If requested by the Manager, Consultant will promptly execute and deliver a copy of the Operating Agreement.
          b. Consultant acknowledges that Consultant has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the Interests.
          c. The Interests are being purchased for Consultant’s own account for long-term investment and not with a view to immediately re-sell the Interests. No other person or entity will have any direct or indirect beneficial interest in, or right to, the Interests.
          d. Consultant acknowledges that the Interests have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or qualified under the California Securities Law, or any other applicable blue sky laws, in reliance, in part, on Consultant’s representations, warranties and agreements made herein.
          e. No person has made to Consultant any written or oral representations:
               (i) that any person will resell or repurchase any of the Interests;
               (ii) that any person will refund the purchase price of any of the Interests;
               (iii) as to the future price or value of any of the Interests; or
               (iv) that any of the Interests will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Interests of the Company on any stock exchange or automated dealer quotation system.
          f. Other than the rights specifically set forth in the Amended Operating Agreement, Consultant represents, warrants and agrees that the Company and the officers of the Company (the “Company’s Officers”) are under no obligation to register or qualify the Interests under the Securities Act or under any state securities law, or to assist the undersigned in complying with any exemption from registration and qualification.
          g. Consultant represents that Consultant meets the criteria for participation because: (i) Consultant has a preexisting personal or business relationship with the Company or one or more of its partners, officers, managers or controlling persons; or (ii) by reason of Consultant’s business or financial experience, or by reason of the business or financial experience of its financial advisors who are unaffiliated with, and are not compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company, Consultant is capable of evaluating the risk and merits of an investment in the Interests and of protecting its own interests.
          h. Consultant represents that Consultant is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act and Consultant has executed the Certificate of Accredited Investor Status, attached hereto as Annex A.
          i. Consultant understands that the Interests are illiquid, and until registered with the Securities Exchange Commission, or an exemption from registration becomes available, cannot be readily sold as there will not be a public market for them, and that Consultant may not be able to sell or dispose of the Interests, or to utilize the Interests as collateral for a loan. Consultant must not purchase the Interests unless Consultant has liquid assets sufficient to assure Consultant that such purchase will cause it no undue financial difficulties, and that Consultant can still provide for current and possible personal contingencies, and that the commitment herein for the Interests, combined with other investments of Consultant, is reasonable in relation to its net worth.
          j. Consultant understands that the right to transfer the Interests will be restricted unless the transfer is not in violation of the Securities Act, the California Securities Law, and any other applicable state securities laws (including investment suitability standards), that the Company will not consent to a transfer of the Interests unless the transferee represents that such transferee meets the financial suitability standards required of an initial participant, and that the Company has the right, in its absolute discretion, to refuse to consent to such transfer.
          k. Consultant has been advised to consult Consultant’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Interests and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:
               (i) any applicable laws of the jurisdiction in which Consultant is resident in connection with the distribution of the Interests hereunder, and
               (ii) applicable resale restrictions; and

               (iii) this Agreement is not enforceable by Consultant unless it has been accepted by the Company, and Consultant acknowledges and agrees that the Company reserves the right to reject any subscription for any reason.
          1. Consultant acknowledges that the tax consequences of investing in the Company will depend on particular circumstances, and neither the Company, the Company’s officers, any other investors, nor the partners, members, managers, agents, officers, managers, employees, affiliates or consultants of any of them, will be responsible or liable for the tax consequences to Consultant of an investment in the Company. Consultant will look solely to and rely upon its own advisers with respect to the tax consequences of this investment.
          m. All information which Consultant has provided to the Company concerning Consultant, its financial position and its knowledge of financial and business matters, and any information found in the Certificate of Accredited Investor Status, is truthful, accurate, correct, and complete as of the date set forth herein.
          n. Each certificate or instrument representing securities issuable pursuant to this Agreement will be endorsed with the following legend:
     “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.
     THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE COMPANY’S AMENDED AND RESTATED OPERATING AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”
     4. Confidentiality
          4.1 Consultant understands and agrees that in the course of providing the Services hereunder, Consultant may receive or otherwise learn certain items of business, technical, financial or other information owned by or otherwise in the possession of the Company (“Confidential Information”). Confidential Information may include, by way of example but without limitation, products, specifications, formulae, equipment, business strategies, customer lists, know-how, drawings, pricing information, inventions, ideas, and their potential uses. Consultant agrees to take and maintain proper and appropriate steps to protect Confidential Information. Consultant agrees to disclose the Confidential Information only to employees or agents of Consultant who are directly involved with the Services contemplated by this Agreement, and even then only to such extent as is reasonably necessary to perform the Services. Consultant agrees to inform such employees and agents of the confidential nature of the information disclosed hereunder and to cause all such employees and agents to abide by the terms of this Agreement. Consultant agrees not to disclose Confidential Information to any unauthorized party without prior express written consent of the Company or unless required by law or court order. If Consultant is required by law or court order to disclose Confidential Information, to the extent permitted by law, Consultant agrees to provide the Company prompt written notice of such requirement so that an appropriate protective order or other relief may be sought.
          4.2 Consultant agrees to use Confidential Information only in connection with the Services contemplated by this Agreement. Consultant agrees to make no other use of Confidential Information, it being recognized that the Company has reserved all rights to Confidential Information not expressly granted herein. All documents containing Confidential Information shall remain the property of the Company. Upon the request of the Company, Consultant agrees to destroy any documents prepared by Consultant using Confidential Information or derived therefrom and Consultant agrees to provide confirmation of such destruction in writing. Consultant may, however, keep one archival copy of any such document in its files for record purposes only.
          4.3 The obligations of confidentiality and non-use set forth in this section will not apply to any information which:
          a. is in the public domain prior to disclosure by the Company to Consultant;
          b. becomes part of the public domain, by publication or otherwise, through no unauthorized act or omission on the part of Consultant; or
          c. is lawfully in Consultant’s possession prior to disclosure by the Company.
          4.4 The obligations imposed by this section, including but not limited to nondisclosure and non-use, however, shall endure so long as the Confidential Information does not become part of the public domain.
     5. Independent Contractor
          Nothing in this Agreement is to be construed to deem the relationship between the parties to be one of master/servant, principal/agent, or employer/employee. To the contrary, the relationship of Consultant to the Company is that of independent contractor, and Consultant will have no authority to (i) make any binding decision for, or on behalf of, the Company or (ii) commit the Company to any contract, obligation, debt, or other liability. None of Consultant’s employees will be deemed to be employees of the Company.
     6. Indemnification; Remedies
          6.1 The Company agrees to indemnify and hold harmless Consultant, its directors, officers, employees, agents and representatives from and against any and all claims, damages, liabilities, fines, penalties, costs and expenses (including reasonable attorneys’ fees) to which Consultant may be subjected to the extent caused by the Company’s, its employee’s or agent’s (i) business operations, including, without limitation, the Company employee claims, (ii) performance hereunder in a manner that is negligent, grossly negligent, reckless, or willfully improper or (iii) breach of this Agreement.
          6.2 Not withstanding anything herein to the contrary, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE ENTITLED TO INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES ARISING IN CONNECTION WITH THE DEFAULT OR BREACH OF ANY OBLIGATION OF THE OTHER PARTY UNDER THIS AGREEMENT, ANY ORDER OR ANY DOCUMENTS OR APPENDICES RELATED THERETO.
          6.3 Consultant recognizes that the Company will be irreparably harmed by a violation of Consultant’s confidentiality, non-use or other obligations hereunder. Therefore, in addition to any other available remedies, the Company is entitled to an injunction or other decree of specific performance with respect to any violation thereof by Consultant.
     7. Assignment
          This Agreement may not be assigned by either party without the express written consent of the other party.
     8. Non-Transferability
          Consultant will not have any right to anticipate, encumber, or dispose of any payment or other rights hereunder, which payments and rights are non-assignable and non-transferable.
     9. Governing Law and Language and Jurisdiction
          9.1 This Agreement is to be construed, performed, and enforced in accordance with the laws of the State of New York, United States of America, disregarding its conflicts of law rules.
          9.2 With respect to any claim, suit, action, or proceeding with respect to which the Company is entitled to access the courts, Consultant expressly agrees and irrevocably submits to the non-exclusive jurisdiction of the state and federal courts of New York over any such claim, suit, action, or proceeding.
     10. Notice
          All notices to be provided hereunder must be in writing and delivered by courier, overnight deliver, confirmed facsimile or mailed by registered or certified mail, return-receipt requested, to the parties at the following addresses:
          If to the Company:

               Inner Mongolia Production Company, LLC
               250 East Hartsdale Ave
               Suite: 47
               Hartsdale, New York 10530
               Facsimile: 914-574-8283
          If to Consultant, to the address set forth on the signature page hereof.
or such other address as either party may hereafter designate in writing by notice to the other party. Notice served by mail will be deemed received three (3) days after the date in which notice is deposited in the United States and/or Canadian mail.
     11. Severability
          All provisions contained herein are severable, and in the event any of them is held to be invalid by any competent court or arbitrator, this Agreement is to be interpreted as if such invalid provision were not contained herein.
     12. Waiver
          The failure of either party to insist in anyone or more instances upon performance of any terms or conditions of this Agreement, is not to be construed as a waiver of future performance of any such term, covenant, or condition, but the obligations of either party with respect thereto will continue in full force and effect. No waiver will be effective unless in writing and signed by the waiving party.
     13. Survivability
          The covenants and promises herein contained in Sections 4, 6, 7, 10, and 14 will survive the expiration or earlier termination of this Agreement.
     14. Entire Agreement
          This Agreement and Exhibit(s) supersede all previous understandings between Consultant and the Company, and contain the entire agreement between the parties with respect to the subject matter hereof, and may not be amended, modified, or supplemented except in writing signed by both parties, which specifically refers to this Agreement.
[Remainder of Page Intentionally Blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
CONSULTANT:

/s/ Christopher B. Sherwood

Christopher B. Sherwood

Address:	13706 MARINE DRIVE
WHITE ROCK
BRITISH COLUMBIA, CANADA V4B 1A4

Phone:	604 531 4930

E.mail:	cbsherw@hotmail.com
THE COMPANY:
INNER MONGOLIA PRODUCTION COMPANY, LLC

By:	/s/ Frank C. Ingriselli
	Name:	Frank C. Ingriselli
	Title:	Manager

Annex A
CERTIFICATE OF ACCREDITED INVESTOR STATUS
     Except as may be indicated by the undersigned below, the undersigned is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The undersigned has initialed the space below indicating the basis on which he is representing his status as an “accredited investor”:

a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

CBS	a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, at the time of this purchase exceeds $1,000,000;

a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned’s spouse in excess of $300,000 in each, of those years and has a reasonable expectation of reaching the same income level in the current year;

a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

an entity in which all of the equity holders are “accredited investors” by virtue of their meeting one or more of the above standards; or

an individual who is a director or executive officer of Inner Mongolia Production Company, LLC.
         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Accredited Consultant Status effective as of February___, 2007.

CONSULTANT:

/s/ Christopher B. Sherwood Christopher B. Sherwood